EXHIBIT 4.7


                                SECOND AMENDMENT
                                ----------------
                                       OF
                                       --
              TRIBUNE COMPANY DEFINED CONTRIBUTION RETIREMENT PLAN
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             (As Amended and Restated Effective as of July 1, 1994)



                  WHEREAS, Tribune Company (the "Company") maintains the Tribune Company Defined Contribution Retirement Plan (the "Plan"); and

                  WHEREAS, the Plan has been amended from time to time and further amendment of the Plan is now considered desirable;

                  NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section 13.1 of the Plan and delegated to the undersigned by resolution of its Board of Directors, the Plan be and is hereby further amended, effective as of January 1, 1997, in the following particulars:

                  1.       By substituting the following for Paragraphs (x) and
                          (y) of Section 1.1 of the Plan:

                  "(x)     Part A Account:  Prior to January 1, 1997, the
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                           account maintained for a Participant to record his
                           Employer's contributions attributable to his `Salary
                           Reduction Amounts,' and adjustments thereto. As provided in Supplement C, Part A Accounts are being transferred to Tribune Company Savings Incentive
                           Plan, and no Participant shall have a Part A Account after such transfer.


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                  (y)      Part B Account: Prior to January 1, 1997, the account
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                           maintained for a Participant to record his share of
                           his Employer's `Matching Contributions,' and adjustments thereto. As provided in Supplement C, Part B Accounts are being transferred to Tribune Company Savings Incentive Plan, and no Participant shall have a Part B Account after such transfer."

                  2.       By substituting the following for Section 2.1 of the
Plan:

         "2.1     Conditions of Eligibility

                  Subject to the conditions and limitations of the Plan, each Eligible Employee of an Employer who was a Participant in the Plan as of the Restatement Effective Date will continue as a Participant on and after that date. Each other Eligible Employee shall become a Covered Employee on the first `applicable date' (as defined below) coincident with or next following the latest to occur of (a) the date on which he completes one Year of Service; (b) the date on which he attains age 21; and (c) the date on which he becomes an Eligible Employee. An Eligible Employee's `applicable date' hereunder is the later to occur of the Restatement Effective Date or his Employer's Effective Date, or the first day of any subsequent calendar quarter. A Covered Employee will become a Participant in the Plan as of the first date on which an Employer contribution has been made to the Plan on his behalf."

                  3. By substituting the following for Paragraphs 3.1(a) and 3.1(b) of the Plan:

                  "(a)     Employer Contribution of Salary Reduction Amounts.
                           -------------------------------------------------
                           For each Plan year ending prior to January 1, 1997, Employers contributed to the Plan an amount equal to the `Salary Reduction Amount' elected by Covered Employees for such Plan Year. For Plan Years beginning on or after January 1, 1997, Covered Employees may not elect a Salary Reduction Amount, and the Employers shall not contribute any such amount.
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                  (b)      Matching Contributions.  For Plan Years ending prior
                           ----------------------
                           to January 1, 1997, the Employers contributed a Matching Contribution equal to the Scheduled Matching Percentage of the Matched Salary Reduction Amount elected by Covered Employees. Forfeitures attributable to Matching Contributions were used to reduce an Employer's Matching Contribution, as provided under the terms of the Plan as in effect prior to January 1, 1997. For Plan Years beginning on and after January 1, 1997, no Matching Contribution shall be made to the Plan."

                  4.       By substituting the following for Section 3.2 of the
Plan:

         "3.2     Salary Reduction Amounts

                  For Plan Years ending prior to January 1, 1997, a Covered Employee was able to elect to have certain amounts (called Salary Reduction Amounts) contributed to the Plan by his Employer on a before-tax basis. No such contributions shall be made to the Plan for Plan years beginning after December 31, 1996."

                  5.       By deleting Section 3.3 and the first sentence of
Section 3.6 of the Plan.

                  6.       By substituting the following for Sections 4.1 and
4.2 of the Plan:

         "4.1     Loans

                  Prior to the Restatement Effective Date, the Plan permitted the Administrative Committee to direct the Trustee to lend a limited amount of the Trust Fund to a Participant. As provided in Supplement C, all such loans are being transferred to the Tribune Company Savings Incentive Plan, and thereafter the Plan shall neither make new loans to Participants nor hold loans made to Participants.

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         4.2      Accounting for Loans

                  Prior to the Transfer of Part A Accounts to the Tribune Company Savings Incentive Plan as provided in Supplement C, the Plan held loans made to Participants prior to the Restatement Effective Date, and such loans were treated as directed investments of Part A Accounts. Supplement C provides for the transfer of loans along with the transfer of Part A Accounts."


                  7.       By substituting the following for Section 4.3 of the
Plan:

         "4.3     Hardship Withdrawals

                  Prior to January 1, 1997, Participants were able to request a withdrawal of all or a portion of their Part A Account in the event of financial hardship. Effective on or about January 1, 1997, all Part A Accounts are being transferred to Tribune Company Savings Incentive Plan, as provided in Supplement C. Accordingly, after December 31, 1996, no withdrawals shall be permitted from the Plan on account of financial hardship."


                  8. By deleting the last sentence from Section 4.4 of the Plan.

                  9.       By substituting the following for Section 6.1 of the
Plan:

         "6.1     Participants' Accounts

                  The Administrative Committee shall establish and maintain separate accounts for each Participant, showing separately:

                  (a) his share of his Contributing Employer's Basic Contributions (his `Part C Account'); and

                  (b) his interest in assets received by the Trustee as a rollover contribution pursuant to the terms of
                           Section 6.4 (his `Rollover Account'), if applicable.

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         Prior to January 1, 1997, the Administrative Committee also maintained
         Part A Accounts and Part B Accounts on behalf of certain Participants. All such accounts have been transferred as provided in Supplement C."

                  10. By substituting the following for Paragraph 6.3(b) of the Plan:

                  "(b) The Administrative Committee, after determining the increase or decrease in the net worth of each Investment Fund, shall make the following adjustments in Participants' account balances invested in such funds as soon as practicable after each Valuation
                           Date:

                           (i)      First: Credit the Rollover Account of each
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                                    Participant invested in each such Investment
                                    Fund with any rollover contributions
                                    received by the Trustee on behalf of the Participant pursuant to Section 6.4 below and invested in such Investment Fund during the Valuation Period;

                           (ii)     Second:  After making the adjustment
                                    ------
                                    described above, allocate to the accounts of each Participant his share of the increase or decrease for the Valuation Period in the net worth of each such Investment Fund in which his accounts are invested on the basis of the ratio that his account balances invested in such Investment Fund bear to the total of all account balances invested in such Investment Fund;

                           (iii)    Third: After making the adjustments
                                    described above, credit the appropriate
                                    accounts of each Participant invested in each such Investment Fund with the Employer Basic Contributions made on behalf of, or allocable to, the Participant

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                                    and invested in such Investment Fund during
                                    the Valuation Period;

                           (iv)     Fourth: After making the adjustments
                                    ------
                                    described above, reduce the account balances of each Participant invested in each such Investment Fund by the amount of any distributions, withdrawals, or other proper payments from such Investment Fund requested during the Valuation Period by or on behalf of the Participant;

                           (v)      Fifth:  After making the adjustments
                                    -----
                                    described above, reduce the account balances of each Participant invested in each such Investment Fund by any amounts which the Participant elects during the Valuation Period to have transferred from such Investment Fund to another Investment Fund as of the first day of the following Valuation Period, and increase the account balances of each Participant invested in each such Investment Fund by any amounts which the Participant elects during the Valuation Period to have transferred to such Investment Fund as of the first day of the following Valuation Period; and

                           (vi)     Sixth:  After making the adjustments
                                    -----
                                    described above, credit the appropriate
                                    accounts of any reemployed Participant with the amounts of any repayments of prior distributions from those accounts, respectively, made by the Participant during the calendar quarter ending on that Valuation Date, and with the amount of any Forfeitures to be reinstated to those accounts as of that Valuation Date, pursuant to Section 7.5."

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                  11.      By substituting the following for Sections 7.4 and
7.5 of the Plan:

         "7.4     Resignation or Dismissal

                  If a Participant resigns or is dismissed from the employ of the Employers and Related Companies before retirement or disability termination under Section 7.1(a) or (b) above, the amount available for distribution shall be determined in accordance with Section 7.7, except that the balance in the Participant's Part C Account as at the Valuation Date coincident with or next following the Participant's settlement date (after all adjustments required under the Plan as of that Valuation Date have been made) will be further adjusted by multiplying said balance by the Participant's `nonforfeitable percentage' at his settlement date. A Participant's nonforfeitable percentage will be determined in accordance with the following table based on his number of years of Service at his settlement date:

         If the Participant's
         number of years of                        Then his nonforfeitable
         Service is:                                percentage shall be:
         --------------------                       --------------------

         Less than one                                        0%
         One                                                 20%
         Two                                                 40%
         Three                                               60%
         Four                                                80%
         Five or more                                       100%

         The resulting amount available for distribution from the Participant's accounts, including the adjusted nonforfeitable balance in the Participant's Part C Account after the adjustments described above, will be distributable to the Participant under subsection 7.6.

         7.5      Forfeitures

                  The amount (if any) by which a Participant's Part C Account is reduced under Section 7.4 shall be a `Forfeiture.'

                  (a)      A Forfeiture shall be treated as a separate account
                          (not subject to adjustment under paragraph 6.3(b)
                           above) until the Valuation Date coincident with or next following the Participant's settlement date, and then (unless (i) the Participant has been reemployed

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                           by an Employer or Related Company on or before that
                           Valuation Date and before any distribution has been made to him pursuant to Section 7.6 below or (ii) the Forfeiture is to be applied in accordance with
                           Section 7.9(c) or paragraph (b) below) the portion of such Forfeiture attributable to the prior Basic Contributions of each Contributing Employer shall be applied to reduce that Contributing Employer's Basic Contributions for the next following calendar quarter pursuant to Section 3.1(c) above. The portion of any Forfeiture attributable to the prior contributions of any Contributing Employer shall be taken as that portion of such Forfeiture which the contributions made by that Contributing Employer and credited to the related Part C Account of the Participant with respect to whom the Forfeiture arose bear to the total contributions of all Contributing Employers that were credited to that account.

                  (b) If the Participant is reemployed by an Employer or Related Company before the Participant incurs five consecutive Breaks in Service, the amount of the Forfeiture arising from that Participant's Part C Account may be reinstated as described below in this paragraph (b). Such Participant may repay to the Trustee (within five years after reemployment) the total amount distributed to him from all of his accounts, and the Forfeiture which arose from any such account as a result of his earlier termination of employment shall be credited to that account, as of the Valuation Date coincident with or next following the date of repayment in accordance with subparagraph 6.3(b)(vi). Forfeitures which are to be credited to a Participant's Part C Account as of a Valuation Date under this paragraph (b) shall be drawn first from Forfeitures otherwise to be applied to reduce Employer Basic Contributions as of that date under this paragraph (b) (after any application of Forfeitures under Section 7.9(c)); and then from special Employer contributions which shall be made


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                           as of that date to the extent necessary to reinstate
                           Forfeitures as required under this paragraph (b)."

12.      By adding the following new Supplement C to the Plan:


                                  "SUPPLEMENT C

                    Special Rules Relating to the Transfer of
                          Part A and Part B Accounts to
                     Tribune Company Savings Incentive Plan


                  C-1. Introduction. The purpose of this Supplement C is to set
                       ------------
         forth special rules relating to the transfer of Part A and Part B Accounts to Tribune Company Savings Incentive Plan (`SIP') effective as of the close of business on December 31, 1996. Effective January 1, 1997, Participants are eligible to participate in and make salary reduction contributions to the SIP, subject to the terms thereof, and therefore Participants are no longer eligible to make salary reduction contributions to this plan.

                  C-2. Transfers. Part A and Part B Accounts are being
                       ---------
         transferred to the SIP as of the close of business on December 31, 1996 and thereafter the Plan with respect to such Accounts will be continued in the form of the SIP. The transfer of such Account balances to the SIP shall be made in accordance with Sections 401(a)(12) and 414(l) of the Internal Revenue Code and the regulations thereunder.

                  C-3. Transfer of Assets. Assets in the Trust equal to the Part
                       ------------------
         A and Part B Account balances that are transferred to the SIP pursuant to this Supplement C shall be transferred to the Trust that funds benefits under the SIP. Such transfer shall take place at such time and in such form as shall be agreed upon between the Trustees of the two trusts.

                  C-4. Opening Account Balances. All Part A and Part B Accounts
                       ------------------------
         maintained under the Plan shall be adjusted as of the effective date of transfer in accordance with the provisions of Section 6 of the Plan. The net credit balances in such Accounts, as so adjusted as of that date, shall constitute the opening net credit balances in the Part A and Part B Accounts to be maintained for such Participants under the SIP. Thereafter, such Accounts shall be adjusted in accordance with the provisions of the SIP. Participants shall always have a nonforfeitable

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         interest in the amounts transferred from this Plan to their Accounts under the SIP.

                  C-5. Transfer of Records. On or as soon as practicable after
                       -------------------
         the date of transfer, the Administrative Committee under the Plan shall transfer to the committee responsible for the administration of the SIP such administrative records maintained under the Plan with respect to Participants as necessary to administer the SIP.

                  C-6.  Use of Terms.  Terms used in this Supplement C with
                        ------------
         respect to the Plan shall, unless otherwise defined in this Supplement C, have the meanings of those terms as defined in the Plan."


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